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                                                                  EXHIBIT 2.2.1

                        FIRST AMENDED AND RESTATED BYLAWS

                                       OF

                         ROYAL HOLDINGS SERVICES LIMITED

                              A NEVADA CORPORATION


                                    ARTICLE I
                                CORPORATE OFFICES

         The principal office of the Corporation shall be located at 22 Old Queen Street, London, SW1H 9HW, United Kingdom. The Corporation may have such other offices, either within or without the State of Incorporation as the board of directors may designate or as the business of the Corporation may from time to time require.

         The registered office of the Corporation shall be established and maintained at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89520 and The Corporation Trust Company of Nevada, shall be the registered agent of this Corporation in charge thereof.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

SECTION 1. PLACE OF MEETINGS.

         The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

SECTION 2.  ANNUAL MEETINGS.

         The time and date for the annual meeting of the shareholders shall be set by the Board of Directors of the Corporation, at which time the shareholders shall elect a Board of Directors and transact any other proper business. Unless the Board of Directors shall determine otherwise, the annual meeting of the shareholders shall be held on the second Monday of March in each year, if not a holiday, at ten o'clock a.m., at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
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SECTION 3.  SPECIAL MEETINGS.

         Special meetings of the shareholders may be called by the President, the Board of Directors, by the holders of at least a majority of all the shares entitled to vote at the proposed special meeting, or such other person or persons as may be authorized in the Articles of Incorporation.

SECTION 4.  NOTICES OF MEETINGS.

         Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by the direction of the President, or Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Closing of Transfer Books or Fixing Record Date.

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed twenty (20) days. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least twenty
(20) days immediately preceding such meeting.

         (b) In lieu of closing the stock transfer books, the directors may prescribe a day not more than sixty (60) days before the holding of any such meeting as the day as at which shareholders entitled to notice of the and to vote at such meeting must be determined. Only shareholders of record on that day are entitled to notice or to vote at such meeting.

         (c) The directors may adopt a resolution prescribing a date upon which the shareholders of record are entitled to give written consent to actions in lieu of meeting. The date prescribed by the directors may not precede nor be more than ten (10) days after the date the resolution is adopted by directors.

SECTION 5.  VOTING LIST.

         The officer or agent having charge of the stock transfer books for the shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten
(10) days

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 3

prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at the meeting of shareholders.

SECTION 6.  QUORUM.

         At any meeting of shareholders, a majority of fifty percent plus one vote, of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7.  PROXIES.

         At all meetings of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Such proxies may be deposited by electronic transmission.

SECTION 8.  VOTING.

         Each shareholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any shareholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of Nevada.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
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SECTION 9.  ORDER OF BUSINESS.

         The order of business at all meetings of the shareholders, shall be as follows:

         (a)      Roll Call.
         (b)      Proof of notice of meeting or waiver of notice.
         (c)      Reading of minutes of preceding meeting.
         (d)      Reports of Officers.
         (e)      Reports of Committees.
         (f)      Election of Directors.
         (g)      Unfinished Business.
         (h)      New Business.

SECTION 10.  INFORMAL ACTION BY SHAREHOLDERS.

         Unless otherwise provided by law, any action required to be taken, or any other action which may be taken, at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Unless otherwise provided by law, any action required to be taken, or any other action which may be taken, at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of all of the shareholders entitled to vote with respect to the subject matter thereof at any regular meeting called on notice, and if written notice to all shareholders is promptly given of all action so taken.

SECTION 11.  BOOKS AND RECORDS.

         The Books, Accounts and Records of the Corporation, except as may be otherwise required by the laws of the State of Nevada, may be kept outside of the State of Nevada, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and the books of the Corporation, or any of them, other than the stock ledgers, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of this Corporation, except as conferred by law or by resolution of the shareholders or directors. In the event such right of inspection is granted to the Shareholder(s) all fees associated with such inspection shall be the sole expense of the Shareholder(s) demanding the inspection. No book, account, or record of the Corporation may be inspected without the legal counsel and the accountants of the Corporation being present. The fees charged by legal counsel and accountants to attend such inspections shall be paid for by the Shareholder(s) demanding the inspection.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 5

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1.  GENERAL POWERS.

         The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of this State.

SECTION 2.  NUMBER, TENURE, AND QUALIFICATIONS.

         The number of directors of the Corporation shall be a minimum of one
(1) and a maximum of nine (9), or such other number as may be provided in the Articles of Incorporation, or amendment thereof. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 3.  EXECUTIVE AND OTHER COMMITTEES.

         The Board may, by unanimous resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and unless the resolution, these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 4.  REGULAR MEETINGS.

         A regular meeting of the directors, shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 6

SECTION 5.  SPECIAL MEETINGS.

         Special meetings of the directors or a committee may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

SECTION 6.  NOTICE.

         Notice of any special meeting or committee meeting shall be given at least one day previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.  QUORUM.

         At any meeting of the directors fifty percent (50%) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8.  MANNER OF ACTING.

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

SECTION 9.  ACTION WITHOUT MEETING.

         Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 10.  MEETINGS BY TELEPHONE CONFERENCE.

         Members of the Board of Directors or of a committee thereof may participate in a meeting of the Board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 10 constitutes presence in person at the meeting.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 7

SECTION 11.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

SECTION 12.  REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

SECTION 13.  RESIGNATION.

         A director may resign at any time by giving written notice to the board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 14.  COMPENSATION.

         No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1.  NUMBER.

         The officers of the Corporation shall be the President, a Secretary and a Treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 8

SECTION 2.  ELECTION AND TERM OF OFFICE.

         The officers of the Corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In the event that no election of officers be held by the directors at that time, the existing officers shall be deemed to have been confirmed in office by the directors.

SECTION 3.  REMOVAL.

         Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgement the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

SECTION 4.  VACANCIES.

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

SECTION 5.  PRESIDENT.

         The President shall be the principal executive officer of the Corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the directors. He may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the officer of President an such other duties as may be prescribed by the directors from time to time.

SECTION 6.  CHAIRMAN OF THE BOARD.

         In the absence of the President or in the event of his death, inability or refusal to act, the chairman of the board of directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 9

SECTION 7.  SECRETARY.

         The Secretary shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the Corporation and, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the directors.

SECTION 8.  TREASURER.

         If required by the directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.

SECTION 9.  SALARIES.

         The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the Corporation.

SECTION 10.  RESIGNATION.

         An officer may resign at any time by giving written notice to the Board of Directors of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board, and the acceptance of the resignation shall not be necessary to make it effective.

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 1.  CONTRACTS.

         The directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                         PAGE 10

SECTION 2.  LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

SECTION 3.  CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the directors.

SECTION 4.  DEPOSITS.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the directors may select.

SECTION 5.  CERTIFICATES OF STOCK.

         A certificate of stock, signed by the President and the Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 6.  LOST CERTIFICATES.

         A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                         PAGE 11

SECTION 7.  TRANSFER OF SHARES.

         The shares of stock of the corporation shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                                   ARTICLE VI
                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the 1st day of January in each year, or on such other day as the Board of Directors shall fix.

                                   ARTICLE VII
                                    DIVIDENDS

         The directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                  ARTICLE VIII
                                      SEAL

         The directors may provide a corporate seal which shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

                                   ARTICLE IX
                                WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                                 ROYAL HOLDINGS SERVICES LIMITED
                                               FIRST AMENDED AND RESTATED BYLAWS
                                                                          PAGE 2

                                    ARTICLE X
                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted in the same manner as their adoption, by the Board of Directors if so adopted, by a vote of the shareholders representing a majority of all the shares issued and outstanding, if so adopted or adopted by the Board of Directors; or, in any case, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.

                                   ARTICLE XI
                                 INDEMNIFICATION

         No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

                                  CERTIFICATION

         The Secretary of the Corporation hereby certifies that the foregoing is a true and correct copy of the By-Laws of the Corporation named in the title thereto and that such By-Laws were duly adopted by the Board of Directors of said Corporation on the date set forth below.

Executed, January 27, 2000.


                                                         /s/ Ajmal Khan
                                                  -----------------------------
                                                      Ajmal Khan, Secretary